Exhibit 4

THE L.S. STARRETT COMPANY
and
MELLON INVESTOR SERVICES LLC

RIGHTS AGREEMENT

Dated as of November 2, 2010

Exhibit A	-	Form of Right Certificate

Exhibit B	-	Summary of Rights to Purchase Shares of Class A Common Stock

-i-

RIGHTS AGREEMENT

This Rights Agreement (the “Agreement”) is dated as of November 2, 2010 by and between The L.S. Starrett Company, a Massachusetts corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name “BNY Mellon Shareowner Services”), a New Jersey limited liability company, as rights agent (the “Rights Agent”).

The Board of Directors of the Company has deemed it reasonable and in the best interests of the Company to authorize the issuance of rights (collectively, the “Rights” and each individually a “Right”), each Right being a right to purchase, on the terms and subject to the provisions of this Agreement, shares of the Company’s Class A Common Stock (as hereinafter defined) (or in certain circumstances provided in this Agreement, other securities of the Company or Common Shares or other securities of certain other Persons) and authorize and declare a dividend distribution of one Right for every share of Class A Common Stock and Class B Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on November 12, 2010 (the “Record Date”), and has further authorized and directed the issuance of one Right with respect to each share of Class A Common Stock and Class B Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).  The Board of Directors of the Company has also determined that the consideration to be received for any shares of Class A Common Stock issued pursuant to the terms and conditions set forth herein is adequate.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1.                      Definitions.  For purposes of this Agreement, the following terms have the meanings indicated:

(a)           “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding, but shall not include (1) the Company, (2) any Subsidiary of the Company or (3) any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan.  Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company that, by reducing the number of Common Shares of the Company outstanding, increases the proportionate number of Common Shares of the Company beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that, if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an “Acquiring Person.”  Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), (i) has become such inadvertently or (ii) has become such as the result of contractual obligations that are or purport to be legally binding entered into prior to, and not materially amended or modified after, the date of this Agreement and has not acquired 1% or more of the Common Shares of the Company then outstanding by means other than such contractual obligations since the date of this Agreement, and in either of case (i) or (ii), such Person divests as promptly as practicable (but in the case of clause (ii), in no event later than 60 calendar days following the date of the acquisition of beneficial ownership that would otherwise cause such Person to be an Acquiring Person) a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.

(b)           “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(c)           “Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.

(d)           A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:

(i)           which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii)           which such Person or any of such Person’s Affiliates or Associates has (A) the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii)           which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B) hereof) or disposing of any securities of the Company.

Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding that such Person would be deemed to own beneficially hereunder.

(e)           “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

(f)           “Class A Common Stock” shall mean the Class A Common Stock, par value $1.00 per share, of the Company.

(g)           “Class A Common Stock Equivalents” shall have the meaning set forth in Section 11(b) hereof.

(h)           “Class B Common Stock” shall mean the Class B Common Stock, par value $1.00 per share, of the Company.

(i)           “Close of Business” on any given date shall mean 5:00 P.M., Boston, Massachusetts time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., Boston, Massachusetts time, on the next succeeding Business Day.

(j)           “Common Shares” when used with reference to the Company shall mean or shall include the shares of Class A Common Stock and Class B Common Stock.  “Common Shares” when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

(k)            “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(l)             “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)           “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(n)           “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(o)           “NYSE” shall mean The New York Stock Exchange.

(p)           “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity.

(q)           “Purchase Price” shall have the meaning set forth in Section 4 hereof.

(r)           “Record Date” shall have the meaning set forth in the second paragraph hereof.

(s)           “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(t)           “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(u)           “Right” shall have the meaning set forth in the second paragraph hereof.

(v)           “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(w)           “Shares Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

(x)           “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(y)           “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(z)           “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

Section 2.                      Appointment of Rights Agent.  The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment.  The Company may from time to time, upon ten (10) days’ prior written notice to the Rights Agent, appoint such co-Rights Agents (“Co-Rights Agents”) as it may deem necessary or desirable.  The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.  The respective duties of the Rights Agent and any such Co-Rights Agent shall be as the Company shall determine, provided that such duties and determination are consistent with the terms and provisions of this Agreement and that the Company provides written notice thereof to the Rights Agent.

Section 3.                      Issue of Right Certificates.  a)  From the date hereof until the tenth day after the Shares Acquisition Date (including any such date which is after the date of this Agreement and prior to the issuance of the Rights, the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares of the Company registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) , or in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares, and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares of the Company.  As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested by the Company and provided with a shareholder list and all necessary or relevant information and documents, at the Company’s expense, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the stock transfer records of the Company or the transfer agent(s) or registrar for Common Shares, a Right Certificate in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right (subject to adjustment) for each Common Share so held.  As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates and the Rights shall be transferable only separately from the transfer of Common Stock.

The Company shall notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following.  Until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively for all purposes that the Distribution Date has not occurred.

(b)           On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Shares of Class A Common Stock, in substantially the form of Exhibit B hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown on the stock transfer records of the Company or the transfer agent(s) or registrar for Common Shares.  With respect to certificates for Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto.  Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

(c)           In the case of certificates for Common Shares that become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Company shall cause them to have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between The L.S. Starrett Company and Mellon Investor Services LLC (operating with the service name “BNY Mellon Shareowner Services”), dated as of November 2, 2010, as it may be amended from time to time (the “Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of The L.S. Starrett Company.  Under certain circumstances, as set forth in the Agreement, such Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate.  The L.S. Starrett Company will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor.  As set forth in the Agreement, Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares of the Company represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.  In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company that are no longer outstanding.

Notwithstanding this Section 3(c), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights (so long as the rights, duties or responsibilities of the Rights Agent are not affected).

Section 4.                      Form of Right Certificates.  The Right Certificates (and the forms of election to purchase shares of Class A Common Stock and of assignment to be printed on the reverse thereof) shall be substantially in the form set forth in as Exhibit A hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority or to conform to usage.  Subject to the provisions of Sections 7, 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of shares of Class A Common Stock as shall be set forth therein at the price per one share of Class A Common Stock set forth therein (the “Purchase Price”), but the number of such shares of Class A Common Stock issuable upon exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

Section 5.                      Countersignature and Registration.  The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President, its Treasurer or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company’s seal or a facsimile thereof, and shall be attested by an authorized signatory of the Clerk or an Assistant Clerk of the Company, either manually or by facsimile signature.  The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the individual who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any individual who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person is not such an officer.

Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other information and documents referred to in Section 3(a), the Rights Agent shall keep or cause to be kept, at the office of the Rights Agent designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6.                      Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.  Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of shares of Class A Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other and further documentation as the Rights Agent or the Company may require.  The Right Certificates are transferable only on the registry books of the Rights Agent.  Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment set forth on the reverse side of such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) from whom the Rights evidenced by such Right Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up combination or exchange of Right Certificates as required by Section 9 hereof.  Thereupon, subject to Sections 5, 7(e) and 14 hereof, the Company shall execute and the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder.  The Rights Agent shall forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice.  The Rights Agent shall have no duty or obligation under any Section of this Agreement that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid in full.

Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, the receipt of indemnity or security satisfactory to them, and, at the Company’s or the Rights Agent’s request, and upon reimbursement to the Company and the Rights Agent of all expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, accompanied by a signature guarantee and such other and further documentation as the Rights Agent may require, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, but subject to Section 27, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7.                      Exercise of Rights; Purchase Price; Expiration Date of Rights.  b) Except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time from and after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may require, together with payment in cash, only by electronic or wire transfer, or by certified check or bank check, of the Purchase Price with respect to the total number of shares of Class A Common Stock as to which the Rights are exercised (which payment shall include any additional amount payable by such Person in accordance with this Agreement), at or prior to the earliest of (i) the Close of Business on November 2, 2020 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.  The Company shall provide the Rights Agent with a prompt written notice pursuant to Section 26 of the occurrence of any of the events provided for in this Section 7(a) (and the Rights Agent may conclusively assume that no such event has occurred until it receive such notice).

Except for such provisions herein that expressly survive the termination of this Agreement, this Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b)           The Purchase Price for each share of Class A Common Stock purchasable pursuant to the exercise of a Right shall initially be $72.00, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

(c)           Subject to the other provisions of this Agreement, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase set forth on the reverse side thereof properly completed and duly executed, accompanied by payment of the Purchase Price for the shares of Class A Common Stock to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Rights Agent, the Rights Agent shall, subject to Sections 7(a), 11(a)(iii) and 20(k) hereof, thereupon promptly (i) (A) request from any transfer agent of the Class A Common Stock (or from the Company, if there shall be no such transfer agent, or make available if the Rights Agent is such transfer agent) certificates for the number of shares of Class A Common Stock to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to deposit the shares of Class A Common Stock issuable upon exercise of the Rights hereunder with a depository agent under a depository arrangement and provides written notice of such election to the Rights Agent, request from the depositary agent depositary receipts representing such number of shares of Class A Common Stock as are to be purchased (in which case certificates for the shares of Class A Common Stock represented by such receipts shall be deposited by the transfer agent of the shares of Class A Common Stock with such depositary agent), and the Company hereby directs such depositary agent to comply with all such requests; (ii) when necessary to comply with this Agreement, after receipt, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.  For purposes of this Section 7, the Rights Agent shall be entitled to rely, and shall be protected in relying, on an Officers’ Certificate from the Company to the effect that the Distribution Date has occurred.

(d)           In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued and delivered by the Company to the Rights Agent and countersigned and delivered if requested and provided with all necessary information by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14 hereof.

(e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a holder of any Right Certificate upon the occurrence of any purported exercise thereof unless such holder shall have (i) duly executed and properly completed the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner from whom the Rights evidenced by such Right Certificate are to be transferred (or the Beneficial Owner to whom such Rights are to be transferred) or Affiliates thereof as the Company or the Rights Agent shall reasonably request.

Section 8.                      Cancellation and Destruction of Right Certificates.  All Right Certificates surrendered for the purpose of and accepted for exercise, or surrendered for the purpose of redemption, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents (other than the Rights Agent), be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.

Section 9.                      Availability of Shares of Class A Common Stock.  The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Class A Common Stock or any shares of Class A Common Stock held in its treasury the number of shares of Class A Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.  The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Class A Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares of Class A Common Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges that may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Class A Common Stock upon the exercise of Rights.  The Company shall not, however, be required to pay any tax or charge that may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Class A Common Stock in a name other than that of, the registered holder of the Right Certificate or Right Certificates evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for shares of Class A Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10.                      Class A Common Stock Record Date.  Each Person in whose name any certificate for shares of Class A Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the form of election properly completed and duly executed and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that, if the date of such surrender and payment is a date upon which the relevant transfer books for the Class A Common Stock are closed, such Person shall be deemed to have become the record holder of such shares of Class A Common Stock on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of shares of Class A Common Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11.                      Adjustment of Purchase Price, Number of Shares or Number of Rights.  The Purchase Price, the number of shares of Class A Common Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)           i)           In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock, (B) subdivide the outstanding Class A Common Stock or Class B Common Stock, (C) combine the outstanding Class A Common Stock or Class B Common Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Class A Common Stock or Class B Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books for the Common Shares were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

(ii)           Subject to Section 24 hereof and the provisions of the next paragraph of this Section 11(a)(ii), in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then-current Purchase Price, such number of shares of Class A Common Stock as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of shares of Class A Common Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then-current per share market price of the Class A Common Stock (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event.  In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.

From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement.  No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence shall be cancelled.

(iii)           Subject to Section 24 hereof, in lieu of issuing shares of Class A Common Stock in accordance with Section 11(a)(ii) hereof, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person or any Affiliate or Associate of such Acquiring Person), elect to (and, in the event that the Board of Directors has not exercised the exchange right contained in Section 24 hereof and there are not sufficient authorized but unissued and unreserved for other purposes shares of Class A Common Stock to permit the exercise in full of the Rights in accordance with subparagraph (ii) above, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exercise of each Right: (A) cash; (B) a reduction in Purchase Price; (C) property; (D) other securities of the Company (including, without limitation, shares of Class B Common Stock or a number of shares of Class A Common Stock or fraction thereof such that the current per share market price of one share of Class A Common Stock multiplied by such number or fraction is equal to the current per share market price of one share of Class A Common Stock as of the date of issuance of such shares of Class A Common Stock or fraction thereof); or (E) any combination of the foregoing, in each case having an aggregate value equal to the value of the shares of Class A Common Stock that otherwise would have been issuable pursuant to Section 11(a)(ii) hereof, which aggregate value shall be determined in good faith by the Board of Directors. For purposes of the preceding sentence, the value of the shares of Class A Common Stock shall be determined pursuant to Section 11(d) hereof.  As soon as practicable, the Company shall provide the Rights Agent with written notice of any election made pursuant to this Section 11(a)(iii).

(b)           In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Class A Common Stock and/or Class B Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Class A Common Stock (or shares having the same rights, privileges and preferences as the shares of Class A Common Stock (“Class A Common Stock Equivalents”)) or securities convertible into shares of Class A Common Stock or Class A Common Stock Equivalents at a price per share of Class A Common Stock or Class A Common Stock Equivalent (or having a conversion price per share, if a security convertible into shares of Class A Common Stock or Class A Common Stock Equivalents) less than the then-current per share market price of the Class A Common Stock (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of shares of Class A Common Stock which the aggregate offering price of the total number of shares of Class A Common Stock and/or Class A Common Stock Equivalents so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Class A Common Stock outstanding on such record date plus the number of additional shares of Class A Common Stock and/or Class A Common Stock Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights.  The Rights Agent may be conclusively assumed to have no knowledge thereof until it receives such statement and may conclusively rely on such statement.  Shares of Class A Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed; and, in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c)           In case the Company shall fix a record date for the making of a distribution to all holders of the shares of Class A Common Stock and/or Class B Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Class A Common Stock or Class B Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then-current per share market price of the Class A Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent and binding on the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock and the denominator of which shall be such then-current per share market price of the Class A Common Stock on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right.  The Rights Agent may conclusively assume that no such determination has been made until it receives such statement and may conclusively rely on such statement.  Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(d)           For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11(d)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to but not including such date; provided, however, that, in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or Securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security.  The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the bid and asked prices, regular way, reported as of 4:00 P.M. Eastern time, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported as of 4:00 P.M. Eastern time by NYSE or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company with a statement to such effect filed with the Rights Agent and binding on the holders of the Rights.  The Rights Agent may be conclusively assumed to have no knowledge of such selection until it receives such statement and may conclusively rely on such statement.  The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business, or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

(e)           No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandths of a share of Class A Common Stock or one ten-thousandths of any other share or security as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) 36 months from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

(f)           If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Class A Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Class A Common Stock contained in Section 11(a) through (c) hereof, inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the shares of Class A Common Stock shall apply on like terms to any such other shares.

(g)           All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Class A Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h)           Unless the Company shall have exercised its election as provided in Section 11(i) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Class A Common Stock (calculated to the nearest one ten-thousandths of a share of Class A Common Stock) obtained by (A) multiplying (x) the number of shares of Class A Common Stock covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i)           The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights in substitution for any adjustment in the number of shares of Class A Common Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Class A Common Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such election has occurred) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed, delivered and countersigned in the manner provided for herein, and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j)           Irrespective of any adjustment or change in the Purchase Price or in the number of shares of Class A Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Class A Common Stock which were expressed in the initial Right Certificates issued hereunder.

(k)           Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Class A Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Class A Common Stock at such adjusted Purchase Price.

(l)           In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such election has occurred) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the shares of Class A Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Class A Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(m)           Notwithstanding anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the shares of Class A Common Stock, issuance wholly for cash of any shares of Class A Common Stock at less than the current market price, issuance wholly for cash of shares of Class A Common Stock or securities which by their terms are convertible into or exchangeable for shares of Class A Common Stock, dividends on shares of Class A Common Stock payable in shares of Class A Common Stock or issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Company to holders of the shares of Class A Common Stock shall not be taxable to such shareholders.

(n)           Notwithstanding anything in this Agreement to the contrary, in the event that, at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares payable in Common Shares, or (ii) effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then, in any such case, (A) the number of shares of Class A Common Stock purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of shares of Class A Common Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12.                      Certificate of Adjusted Purchase Price or Number of Shares.  Whenever an adjustment is made as provided in Section 11 and/or 13 hereof, the Company shall (a) promptly prepare a certificate duly executed by an executive officer of the Company setting forth such adjustment, including any adjustment in Purchase Price, the number of shares payable, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the shares of Class A Common Stock and Class B Common Stock and the Securities and Exchange Commission a copy of such certificate, and (c) mail a brief summary thereof to each registered holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a Right) in accordance with Section 25 hereof.  The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or change or statement therein contained, and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any adjustment or change unless and until it shall have received such a certificate.

Section 13.                      Consolidation, Merger or Sale or Transfer of Assets or Earning Power.  In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 25% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then-current Purchase Price multiplied by the number of shares of Class A Common Stock for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Class A Common Stock, such number of Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then-current Purchase Price by the number of shares of Class A Common Stock for which a Right is then exercisable and dividing that product by (B) 50% of the then-current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights.  The Company shall not consummate any such consolidation, merger, sale or transfer unless, prior thereto, the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing.  The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights.  The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14.                      Fractional Rights and Fractional Shares.  c)  The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights.  In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right.  For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable.  The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NYSE or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.  As soon as practicable, the Company shall notify the Rights Agent of any determination pursuant to this Section 14(a).  The Rights Agent may assume conclusively that no such election has occurred until it receives such notice.

(b)           The Company shall not be required to issue fractions of shares of Class A Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Class A Common Stock.  In lieu of fractional shares of Class A Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of such Class A Common Stock.  For the purposes of this Section 14(b), the current market value of a share of Class A Common Stock shall be the closing price of a such Class A Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)           The holder of a Right, by the acceptance of the Right, expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

(d)           Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate duly executed by an executive officer of the Company setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments.  The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15.                      Rights of Action.  All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, and except as set forth in Section 20(e) hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement, and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of the obligations of any Person subject to, this Agreement.  Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

Section 16.                      Agreement of Right Holders.  Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a)           prior to the Distribution Date, the Rights will be transferable (subject to the provisions of this Agreement) only in connection with the transfer of the Common Shares;

(b)           after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the designated office of  the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer along with a form of assignment set forth on the reverse side thereof duly executed, accompanied by a signature guarantee and such other and further documentation as the Rights Agent may require; and

(c)           the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate, prior to the Distribution Date, or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17.                      Right Certificate Holder Not Deemed a Shareholder.  No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Class A Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.                      Concerning the Rights Agent.  The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder, and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and expenses and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including but not limited to any taxes or charges imposed as a result of the action taken by it hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any and all loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for any action taken, suffered, or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses (including reasonable attorneys’ fees and expenses) of defending against any claim of liability hereunder.  The costs and expenses incurred in enforcing a successful right of indemnification hereunder shall be paid by the Company.  The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered, or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder, in reliance upon any Right Certificate or certificate for any shares of Class A Common Stock or Class B Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons,  and verified or acknowledged as required by this Agreement, or otherwise upon the advice of counsel.  The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

Section 19.                      Merger or Consolidation or Change of Name of Rights Agent.  Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer, corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, and any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and, in all such cases, such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.                      Duties of Rights Agent.  The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement and no implied duties or obligations upon the following terms and conditions, to all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)           The Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company or an employee of the Rights Agent or otherwise), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in accordance with such advice or opinion.

(b)           Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of current per share market price) be proved or established by the Company prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary or the Clerk or any Assistant Clerk of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent will incur no liability for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate.

(c)           The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction).  Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential, or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.  Any liability of the Rights Agent under this Agreement shall be limited to the amount of annual fees paid by the Company to the Rights Agent.

(d)           The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature on such Right Certificate) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e)           The Rights Agent shall not have any liability for, or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it have any liability for, or be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it have any liability for, or be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof), a transfer to an Acquiring Person or any adjustment (including the manner, method or amount thereof or the ascertaining of the existence of facts that would require any such change, adjustment or procedure (except with respect to the exercise of Rights evidenced by Right Certificates after receipt by the Rights Agent of a certificate delivered pursuant to Section 12 hereof, describing any such change, adjustment or procedures, upon which the Rights Agent may rely, thereof describing such change or adjustment and stating that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Class A Common Stock or Class B Common Stock or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Class A Common Stock or Class B Common Stock, or any shares or similar units of other securities, will, when issued, be validly authorized and issued, fully paid, and nonassessable.

(f)           The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performance by the Rights Agent of the provisions of this Agreement.

(g)           The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and any certificates delivered pursuant to any provision hereof from the Chairman of the Board, the Chief Executive Officer, the President or any Vice President or the Clerk or any Assistant Clerk or the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent, and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.  The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by it from any such officer.  Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted to be taken by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective.  The Rights Agent shall not be liable for any action taken, suffered or omitted to be taken in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent has received written instructions from the Company in response to such application specifying the action to be taken, suffered or omitted to be taken, or a written objection by the Company to such proposal.

(h)           The Rights Agent and any shareholder, director, officer, Affiliate or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement.  Nothing herein shall preclude the Rights Agent or any such shareholder, director, officer, Affiliate or employee from acting in any other capacity for the Company or for any other Person.

(i)           The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct (which gross negligence or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof.

(j)           No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if the Rights Agent believes that the repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

(k)           In addition to the foregoing, subject to Section 20(c), the Rights Agent shall be protected and will incur no liability for, or in respect of, any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement in reliance upon (i) the completion and execution of the form of assignment and/or form of election to purchase set forth on the reverse side of the Right Certificates or (ii) the non- execution or failure to complete the form of assignment and/or form of election to purchase including, without limitation, any refusal to honor any otherwise permissible assignment or election by reason of such noncompletion, nonexecution or failure.

(l)           If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the form of assignment and/or form of election to purchase appearing on the reverse side thereof, as the case may be, has either not been properly completed or executed, the Rights Agent (A) shall notify the Company of such improperly completed or executed Right Certificate and (B) shall not take any further action with respect to such requested exercise or transfer until it consults with the Company.

Section 21.                      Change of Rights Agent.  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company and to each transfer agent of the Class A Common Stock and Class B Common Stock known to the Rights Agent by registered or certified mail, and, following the Distribution Date, to the holders of the Right Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Class A Common Stock and Class B Common Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail.  If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit such holder’s Right Certificate for inspection by the Company), then the Company shall become the Rights Agent, and the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent.  Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust or stock transfer powers or conduct a shareholder services business and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. or (ii) and Affiliate of a Person described in clause (i).  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose; and, except as the context herein otherwise requires, such successor Rights Agent shall be deemed to be the “Rights Agent” for all purposes of this Agreement.  Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Class A Common Stock and Class B Common Stock, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates.  Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22.                      Issuance of New Right Certificates.  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board of Directors of the Company to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23.                      Redemption.  d)  The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Shares (based on the “current per share market price,” as such term is defined in Section 11(d) hereof, of the Common Shares at the time of redemption), cash or any other form of consideration deemed appropriate by the Board of Directors.  The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish.

(b)           Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.  The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may presume conclusively that no such redemption has occurred); provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption.  Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.  Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

(c)           In the case of a redemption under Section 23(a) hereof, the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights (with prompt written notice thereof to the Rights Agent; and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such discharge has occurred) and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agents of the Class A Common Stock and Class B Common Stock, and upon such action, all outstanding Right Certificates shall be null and void without any further action by the Company.

Section 24.                      Exchange.  e)  The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Class A Common Stock at an exchange ratio of one share of Class A Common Stock per Right, appropriately adjusted to reflect any adjustment in the number of Rights pursuant to Section 11(i) (such exchange ratio being hereinafter referred to as the “Exchange Ratio”).  The Rights Agent shall be given written notice as soon as practicable of any such exchange and the Exchange Ratio pursuant to which such exchange is effected and shall be deemed to have no knowledge thereof until it receives such notice.  Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Class A Common Stock and Class B Common Stock (taken together as a single class, treating each share of Class B Common Stock outstanding as one share of Class A Common Stock outstanding for the purposes of such Beneficial Ownership) then outstanding.  If the Board of Directors of the Company elects to exchange any Rights pursuant to this Section 24, the Board may, at its option and without limiting any rights the Company may have under Section 27, cause the Company to enter into one or more arrangements it deems necessary or appropriate to implement and give effect to such exchange in the manner contemplated by this Agreement, including by establishing one or more trusts or other mechanisms for the proper and orderly distribution of the shares of Class A Common Stock or other consideration to be issued pursuant to this Agreement.

(b)           Immediately upon the effectiveness of the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Class A Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio.  The Company shall promptly give public notice of any such exchange, and the Rights Agent shall be given prompt written notice of any such exchange (and until such written notice is received by the Rights Agent, the Rights Agent may assume conclusively that no such exchange has occurred); provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange.  The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent, or prior to the Distribution Date, on the registry books of the transfer agents for the Class A Common Stock and Class B Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Class A Common Stock for Rights will be effected, and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)           In lieu of issuing shares of Class A Common Stock of the Company in accordance with Section 24(a) hereof, the Company may, if a majority of the Board of Directors then in office determines that such action is necessary or appropriate and not contrary to the interests of the holders of Rights (other than any Acquiring Person or any Affiliate or Associate of such Acquiring Person), elect to (and, in the event that there are not sufficient authorized but unissued and unreserved for other purposes shares of Class A Common Stock to permit any exchange of the Rights in accordance with Section 24(a) hereof, the Company shall) take all such action as may be necessary to authorize, issue or pay, upon the exchange of each Right: (A) cash; (B) property; (C) other securities of the Company (including, without limitation, shares of Class B Common Stock or a number of shares of Class A Common Stock or fraction thereof such that the current per share market price of one share of Class A Common Stock multiplied by such number or fraction is equal to the current per share market price of one share of Class A Common Stock as of the date of issuance of such Class A Common Stock or fraction thereof); or (D) any combination of the foregoing, in each case having an aggregate value equal to the value of the shares of Class A Common Stock of the Company that otherwise would have been issuable pursuant to Section 24(a) hereof, which aggregate value shall be determined in good faith by the Board of Directors.  The Rights Agent shall be given written notice of any such determinations as soon as practicable and may assume conclusively that no such determination has occurred until such written notice is received.

(d)           The Company shall not be required to issue fractions of shares of Class A Common Stock or to distribute certificates which evidence fractional shares of Class A Common Stock.  In lieu of such fractional shares of Class A Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Class A Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Class A Common Stock.  For the purposes of this paragraph (d), the current market value of a whole share of Class A Common Stock shall be the closing price of a share of Class A Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

Section 25.                      Notice of Certain Events.  (a)  In case the Company shall, at any time after the Distribution Date, propose (i) to pay any dividend payable in stock of any class to the holders of its Class A Common Stock or to make any other distribution to the holders of its Class A Common Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Class A Common Stock rights or warrants to subscribe for or to purchase any additional shares of Class A Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of the Class A Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Class A Common Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 25% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Class A Common Stock or Class B Common Stock payable in shares of Class A Common Stock or Class B Common Stock or to effect a subdivision, combination or consolidation of the Class A Common Stock or Class B Common Stock (by reclassification or otherwise than by payment of dividends in shares of Class A Common Stock or Class B Common Stock), then, in each such case, the Company shall give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Class A Common Stock and/or Class B Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the shares of Class A Common Stock for purposes of such action, and, in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Class A Common Stock and/or Class B Common Stock, whichever shall be the earlier.

(a)           In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall, as soon as practicable thereafter, give to the Rights Agent and each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26.                      Notices.  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) or by facsimile transmission as follows:

The L.S. Starrett Company
121 Crescent Street
Athol, MA 01331
Attn:  Treasurer
Facsimile No.: (978) 249-6667

With a copy to:

Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Attn:  Steven A. Wilcox, Esq.
Facsimile No.: (617) 951-7050

Subject to the provisions of Sections 19 and 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) or by facsimile transmission as follows:

BNY Mellon Shareowner Services
111 Founders Plaza, 11th Floor
East Hartford, CT 06108
Attn:  John  J. Borycski
Facsimile No.: (860) 528-6472

With a copy to:

Mellon Investor Services LLC
480 Washington Boulevard, 29th Floor
Jersey City, New Jersey 07310
Attn: Legal Department

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27.                      Supplements and Amendments.  The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other changes, modifications, or provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that, from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights.  Upon the delivery of a certificate from an executive officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, that notwithstanding anything to the contrary set forth herein, the Rights Agent shall not be required to consent to or execute any amendment or supplement that affects its rights, duties, liabilities, immunities or obligations hereunder.  Any and all supplements and amendments to this Agreement shall be evidenced in a writing signed by the Company and the Rights Agent.

Section 28.                      Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29.                      Determinations and Actions by the Board; etc.  The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations (including a determination to redeem or not redeem the Rights or to amend this Agreement) deemed necessary or advisable for the administration of this Agreement.  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below all omissions with respect to the foregoing) which are done or made by the Board in good faith and with the concurrence of a majority of the Board shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons and (y) not subject any Director to any liability to the holders of the Rights.  The Rights Agent shall always be entitled to assume that the Board acted in good faith and shall be fully protected and incur no liability in reliance thereon.

Section 30.                      Benefits of this Agreement.  Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Shares).

Section 31.                      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

Section 32.                      Governing Law.  This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts to be made and performed entirely within the Commonwealth of Massachusetts; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

Section 33.                      Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.  This Agreement shall be effective as of the Close of Business as of the date of this Agreement.

Section 34.                      Descriptive Headings.  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 35.                      Miscellaneous.

(a)           The Company acknowledges that the Rights Agent is subject to the customer identification program (“Customer Identification Program”) requirements under the USA PATRIOT Act and its implementing regulations, and that the Rights Agent must obtain, verify and record information that allows the Rights Agent to identify the Company.  Accordingly, prior to accepting an appointment hereunder, the Rights Agent may request information from the Company that will help the Rights Agent to identify the Company, including without limitation the Company’s physical address, tax identification number, organizational documents, certificate of good standing, license to do business, or any other information that the Rights Agent deems necessary.  The Company agrees that the Rights Agent cannot accept an appointment hereunder unless and until the Rights Agent verifies the Company’s identity in accordance with the Customer Identification Program requirements.

(b)           The Bank of New York Mellon Corporation (“BNYM”) has adopted an incentive compensation program designed (i) to facilitate clients gaining access to and being provided with explanations about the full range of products and services offered by BNYM and its subsidiaries and (ii) to expand and develop client relationships.  This program may lead to the payment of referral fees and/or bonuses to employees of BNYM or its subsidiaries who may have been involved in a referral that resulted in the Company obtaining products or services from BNYM pursuant to this Agreement or which may be ancillary or supplemental to such products or services.  Any such referral fees or bonuses are funded solely out of fees and commissions payable by the Company under this Agreement or with respect to such ancillary or supplemental products or services.  Under no circumstances will the payment of such fees and/or bonuses contemplated under this Section 37(b) increase the amount payable by the Company under any other provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

THE L.S. STARRETT COMPANY		Attest:

By	/s/ Francis J. O’Brien	By	/s/ Kathy DeCoteau
	Name: Francis J. O’Brien		Name: Kathy DeCoteau
	Title: Chief Financial Officer		Title: Assistant to Treasurer

MELLON INVESTOR SERVICES LLC

By	/s/ John J. Boryczki
Name: John J. Boryczki
Title: Relationship Manager

Exhibit A

Form of Right Certificate

Certificate No. R-	Rights

NOT EXERCISABLE AFTER NOVEMBER 2, 2020 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS.  THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT.

Right Certificate

THE L.S. STARRETT COMPANY

This certifies that                     , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 2, 2010 (the “Agreement”), between The L.S. Starrett Company, a Massachusetts corporation (the “Company”), and Mellon Investor Services LLC (operating with the service name “BNY Shareowner Services”), a New Jersey limited liability company (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Agreement) and prior to 5:00 P.M., Boston, Massachusetts time, on November 2, 2020 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one fully paid non-assessable share of Class A Common Stock, par value $1.00 per share, of the Company (the “Class A Common Stock”), at a purchase price of $72.00 per share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase set forth on the reverse side hereof duly and properly completed and executed, accompanied by a signature guarantee and such other documentation as the Rights Agent may require.  The number of Rights evidenced by this Right Certificate (and the number of shares of Class A Common Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 12, 2010, based on the Class A Common Stock as constituted at such date.  As provided in the Agreement, the Purchase Price and the number of shares of Class A Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates.  Copies of the Agreement are on file at the principal executive offices of the Company and may be obtained by the holder of any Rights upon written request to the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, accompanied by a signature guarantee and such other documentation as the Rights Agent may require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Class A Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of Class A Common Stock.

No fractional shares of Class A Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but, in lieu thereof, a cash payment will be made, as provided in the Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Class A Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.  Dated as of _____________________.

THE L.S. STARRETT COMPANY		Attest:

By		By
	Name:		Name:
	Title:		Title:

Countersigned:

MELLON INVESTOR SERVICES LLC

By
Name:
Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED                                  hereby sells, assigns and transfers unto (Please print name and address of transferee)                                                                                                                                                                                                                                                                                                              ,  whose social security or tax identification number is: ____________________________ this Right Certificate and the Rights evidences by this Right Certificate, together with all right, title and interest herein and therein, and does hereby irrevocably constitute and appoint                      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________

Signature

Signature Guarantee:

The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to The L.S. Starrett Company’s rights agent.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

Form of Reverse Side of Right Certificate – continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the
Rights represented by the Right Certificate.)

To:  THE L.S. STARRETT COMPANY

The undersigned hereby irrevocably elects to exercise                             Rights represented by this Right Certificate to purchase the number of shares of Class A Common Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares of Class A Common Stock be issued in the name of:

Please insert social security
or other identifying number

______________________________________________________________________________ (Please print name and address)
______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

______________________________________________________________________________ (Please print name and address)
______________________________________________________________________________

Dated:

________________________
Signature

Signature Guarantee:

The signature(s) must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to The L.S. Starrett Company’s rights agent.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement).

Signature

NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit B

SUMMARY OF RIGHTS TO PURCHASE
SHARES OF CLASS A COMMON STOCK

Introduction

On October 20, 2010, the Board of Directors of our Company, The L.S. Starrett Company, a Massachusetts corporation, authorized the issuance of one Class A Common Stock purchase right (a “Right”), for each outstanding share of Class A Common Stock, par value $1.00 per share, and Class B Common Stock, par value $1.00 per share, (all such shares, the “Common Shares”) outstanding as of the close of business on November 12, 2010.  The dividend is payable on November 12, 2010 to the shareholders of record on that date.

Our Board has adopted this Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics.  In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of our Board, with exceptions for the Company and its affiliates.  The Rights Agreement should not interfere with any merger or other business combination approved by our Board.

For those interested in the specific terms of the Rights Agreement as made between our Company and Mellon Investor Services LLC (operating with the service name “BNY Shareowner Services”), a New Jersey limited liability company, as the Rights Agent, on November 2, 2010, we provide the following summary description.  Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A dated November 12, 2010.  A copy of the agreement is available free of charge from our Company.

The Rights.  Our Board authorized the issuance of a Right with respect to each outstanding share of Class A Common Stock and Class B Common Stock on November 12, 2010.  The Rights will initially trade with, and will be inseparable from, the Common Shares.  The Rights are evidenced only by certificates that represent Common Shares.  New Rights will accompany any new Common Shares we issue after November 12, 2010 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from our Company one share of Class A Common Stock for $72.00, once the Rights become exercisable.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of our outstanding common stock.

We refer to the date when the Rights become exercisable as the “Distribution Date.”  Until that date, the certificates representing the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights.  After that date, the Rights will separate from the Common Shares and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares.  Any Rights held by an Acquiring Person are void and may not be exercised.

Exceptions to the Definition of “Acquiring Person.”

If the Company repurchases some of its own Common Shares and this causes a person or group’s holdings to constitute 15% or more of the outstanding Common Shares, that person or group will not be an Acquiring Person so long as it does not make any further acquisition of Common Shares.  If a person or group acquires 15% or more of the Common Shares inadvertently or as a result of third parties exercising contractual rights that exist as of November 2, 2010 (and without acquiring by other means 1% or more of the Common Shares since November 2, 2010), and that person or group sells enough common stock to reduce its holdings below 15% of the Common Shares as promptly as practicable (which, in the contractual rights case, shall not be longer than 60 days), such person or group will not be an Acquiring Person.

Consequences of a Person or Group Becoming an Acquiring Person.

•
Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may purchase shares of our Class A Common Stock at a 50% discount from the market price of the Class A Common Stock at such time.  These provisions are particularly effective against open market purchases or other stock accumulation programs whereby a potential Acquiring Person could steadily build up its ownership of our Class A Common Stock, or so-called “creeping tender offers” whereby a potential Acquiring Person could acquire our Class A Common Stock through a concerted buying program from institutional investors or other large stockholders.

•
Flip Over.  If our Company is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may purchase shares of the acquiring corporation at a purchase price equal to 50% of the market price of the acquiring corporation’s stock prior to such merger.  The Acquiring Person’s stock ownership of the resulting company is significantly diluted while our stockholders acquire additional value, thereby making our company a substantially less attractive candidate for an unwelcome takeover.

Expiration.  The Rights will expire on November 2, 2020.

Redemption.  Our Board may redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person.  If our Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right.  The redemption price will be adjusted if we have a stock split or stock dividends of Common Shares.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one share of Class A Common Stock (or, in the Board’s discretion, cash, other securities or property with equivalent value) for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  Our Board may adjust the purchase price of the shares of Class A Common Stock, the number of shares of Class A Common Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Class A Common Stock or Class B Common Stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights.  However, our Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 15% of our outstanding Common Shares.  In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns.  After a person or group becomes an Acquiring Person, our Board may not amend the agreement in a way that adversely affects holders of the Rights.